UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 11, 2011

Alliance Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

United States	001-33189	56-2637804
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

541 Lawrence Road, Broomall, Pennsylvania	19008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 353-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

On January 11, 2011, Alliance Bancorp, Inc. of Pennsylvania, a federally chartered corporation and the current “mid-tier” holding company for Alliance Bank (the “Company”), announced that the proposed new holding company for Alliance Bank (the “Bank”), a Pennsylvania corporation also known as Alliance Bancorp, Inc. of Pennsylvania (“Alliance Bancorp - New”), has received orders to purchase the common stock sufficient to complete the offering being conducted in connection with the second-step conversion of the Bank. A total of 3,258,475 shares of common stock, slightly above the mid-point of the offering range, will be sold in the subscription, community and syndicated community offerings at $10.00 per share.  The conversion and offering are expected to be completed on January 18, 2011.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference.

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

   The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press Release, dated January 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE BANCORP, INC. OF PENNSYLVANIA

Date: January 11, 2011	By:	/s/Peter J. Meier
Peter J. Meier
Executive Vice President and
Chief Financial Officer

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